UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 12, 2021

THE ALKALINE WATER COMPANY INC.

Exact name of registrant as specified in its charter)

Nevada	001-38754	EIN 99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8541 E. Anderson Drive, Suite 100/101
Scottsdale, Arizona  85255
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	WTER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Endorsement Agreement

On May 12, 2021, The Alkaline Water Company Inc. (the "Company") entered into an Endorsement Agreement (the "Endorsement Agreement"), with ABG-Shaq, LLC ("ABG-Shaq"), an entity affiliated with Shaquille O'Neal, for the personal services of Mr. O'Neal. Mr. O'Neal was also appointed to the Company's Advisory Board.

Pursuant to the Endorsement Agreement, the Company received the right and license to use Mr. O'Neal's name, nickname, initials, autograph, voice, video or film portrayals, photograph, likeness and certain other intellectual property rights, in each case, solely as approved by ABG-Shaq, in connection with the advertising, promotion and sale of the Company's branded products. Mr. O'Neal will also provide brand ambassador services related to appearances, social media and public relations matters.

As consideration for the rights and services granted under the Endorsement Agreement, the Company agreed to pay to ABG-Shaq aggregate cash payments of $3,000,000 million over the three years of the Endorsement Agreement. The Company will also pay expenses related to the marketing and personal services provided by Mr. O'Neal. In addition, the Company agreed to grant 6,681,090 shares of Series S Preferred Stock to ABG, each vested share of which is convertible into one share of the Company's common stock. The shares of Series S Preferred Stock will vest as to 1/3 on May 12, 2021, May 1, 2022 and May 1, 2023.  The term of the Endorsement Agreement ends on May 1, 2024. The Endorsement Agreement also includes customary exclusivity, termination and indemnification clauses.

A copy of the Endorsement Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the Endorsement Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Endorsement Agreement.

Item 3.02 Unregistered Sales of Equity Securities

On May 12, 2021, we granted an aggregate of 6,681,090 shares of Series S Preferred Stock to ABG, each vested share of which is convertible into one share of the Company's common stock. The shares of Series S Preferred Stock will vest as to 1/3 on May 12, 2021, May 1, 2022 and May 1, 2023.  We granted the stock options to 1 U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and in issuing securities we relied on the registration exemption provided for in Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Endorsement Agreement executed May 12, 2021 by The Alkaline Water Company Inc. and ABG-Shaq, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ Richard A. Wright

Richard A. Wright

President, Chief Executive Officer and Director

May 13, 2021